UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 20, 2004

Nabi Biopharmaceuticals

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-04829	59-1212264
(Commission File Number)	(IRS Employer Identification No.)

5800 Park of Commerce Boulevard N.W., Boca Raton, FL	02324
(Address of Principal Executive Offices)	(Zip Code)

(561) 989-5800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Effective December 20, 2004, Nabi Biopharmaceuticals (the “Company”) entered into an Employment Agreement and a Change of Control Severance Agreement with H. Le Roux Jooste, the Company’s Senior Vice President, Global Sales and Marketing, and the Company has granted Mr. Jooste options to purchase 200,000 shares of the Company’s common stock. The material terms of the agreements and the option grant are described below.

Employment Agreement

Mr. Jooste’s current base salary under the Employment Agreement is $290,000 per year, subject to discretionary annual increases as determined by the Compensation Committee of the Company’s Board of Directors. For 2005, Mr. Jooste is eligible to receive an annual bonus under Nabi Biopharmaceutical’s VIP Management Incentive Plan, once that plan is determined for 2005 by the Compensation Committee of the Board of Directors. In addition, Mr. Jooste received a sign-on bonus of $30,000 in conjunction with the execution of the Employment Agreement. The Employment Agreement provides for fringe benefits to Mr. Jooste, including an auto allowance, participation in the Company’s Supplemental Executive Retirement Plan, and club membership dues.

The employment period under the Employment Agreement ends on January 1, 2008, unless sooner terminated as provided therein. The Employment Agreement provides that it may be terminated by either Mr. Jooste or the Company prior to the expiration of the employment period upon 30 days’ prior written notice.

If Mr. Jooste is terminated without cause, or if the Company does not offer to renew the Employment Agreement on terms no less favorable to Mr. Jooste than the terms in effect at the expiration of the employment period and Mr. Jooste gives notice of termination to the Company, then Mr. Jooste is entitled to receive the following severance benefits: (i) severance pay equal to his base salary as in effect at the time of such termination and continuation of fringe benefits (A) for nine months, if at the date of termination he shall have been employed by the Company for less than a year, or (B) for 18 months, if at the date of termination he shall have been employed by the Company for a year or more, (ii) pro rated bonus compensation, (iii) executive outplacement services up to $18,000, and (iv) if at the date of termination he shall have been employed by the Company for a year or more, immediate vesting of any non-vested stock options held by Mr. Jooste, which will be exercisable for one year after the termination date, but in no event later than the original option expiration date (subject to the terms of the stock option grant described below). The Employment Agreement provides that Mr. Jooste will not compete with the Company for a period of one year after his employment terminates.

Change of Control Severance Agreement

The Change of Control Severance Agreement provides for severance benefits in the event that Mr. Jooste’s employment terminates in connection with a change of control. The Change of Control Severance Agreement provides that the Company will pay Mr. Jooste as termination compensation a lump sum amount equal to two times the sum of (a) the higher of

(i) Mr. Jooste’s current annual base salary or (ii) Mr. Jooste’s base salary immediately prior to the change of control plus (b) the target bonus Mr. Jooste could have earned for the fiscal year in which the change of control occurred.

In addition, the Change of Control Severance Agreement provides for the following severance benefits: (i) the continuation of employee benefit programs for two years, (ii) the payment by the Company of any compensation previously deferred by Mr. Jooste within five days of termination, (iii) accelerated vesting of any outstanding stock options held by Mr. Jooste, which will be exercisable for five years, but in no event later than the original option expiration date, and (iv) the payment by the Company for outplacement services provided to Mr. Jooste.

Stock Option Grant

The Company has granted Mr. Jooste options to purchase 200,000 shares of the Company’s common stock (the “Options”) subject to the terms and conditions of the Company’s 2000 Equity Incentive Plan and two option letter agreements: a standard letter agreement and a special letter agreement (the “Special Agreement”). The exercise price of the Options is $15.03. The Options will expire on December 20, 2014 (the “Expiration Date”).

If Mr. Jooste remains employed by the Company, then 40,000 of the Options will become exercisable in four equal annual installments beginning on December 20, 2005, and 160,000 of the Options will become exercisable in three installments as follows: 50% on December 20, 2007, 25% on December 20, 2008, and 25% on December 20, 2009.

If Mr. Jooste’s employment is terminated by the Company for cause, then the Options will terminate automatically and without notice to him on the employment termination date.

The Special Agreement provides that, notwithstanding the terms of Mr. Jooste’s Employment Agreement, if Mr. Jooste’s employment is terminated for any reason other than cause or death, then 160,000 of the Options will be exercisable, to the extent that they were exercisable immediately prior to the employment termination date, for 90 days after the employment termination date, but in no event beyond the Expiration Date. The terms of Mr. Jooste’s Employment Agreement, which are effectively modified by the Special Agreement, provide that if Mr. Jooste is terminated without cause, or if the Company does not offer to renew the Employment Agreement on terms no less favorable to Mr. Jooste than the terms in effect at the expiration of the employment period and Mr. Jooste gives notice of termination to the Company, then all of Mr. Jooste’s non-vested stock options will immediately vest and be exercisable for one year after the employment termination date, but in no event beyond the option expiration date.

Item 1.02. Termination of Material Definitive Agreement.

Effective January 8, 2004, the Company has terminated the employment period under an Employment Agreement with Gary A. Siskowski, the Company’s Senior Vice President, Sales and Marketing.

Pursuant to the terms of the Employment Agreement and subject to the execution of an employment termination agreement containing terms consistent with the Employment Agreement as well as a general release, Mr. Siskowski is entitled to receive the following severance benefits: (i) severance pay equal to his current base salary of $206,000 per year and continuation of fringe benefits, including an auto allowance, participation in the Company’s Supplemental Executive Retirement Plan, and club membership dues, for 18 months, (ii) pro rated bonus compensation of any bonus payable under Nabi Biopharmaceutical’s VIP Management Incentive Plan, (iii) executive outplacement services up to $18,000, and (iv) immediate vesting of any non-vested stock options held by Mr. Siskowski, which will be exercisable for one year after the termination date, but in no event later than the original option expiration date. The Employment Agreement provides that Mr. Siskowski will not compete with the Company for a period of one year after his employment terminates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABI BIOPHARMACEUTICALS

Date: December 22, 2004	By:	/s/ Mark L. Smith
	Name:	Mark L. Smith
	Title:	Senior Vice President, Finance, Chief Financial Officer, Chief Accounting Officer, and Treasurer